UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|     Filed by a Party other than the Registrant | |

Check the appropriate box:

| |   Preliminary Proxy Statement
      Confidential, for Use of the Commission Only (as permitted by Rule
| |   14a-6(e)(2))
|X|   Definitive Proxy Statement
| |   Definitive Additional Materials
| |   Soliciting Material Pursuant to ss.240.14a-12

                           KOREA EQUITY FUND, INC.
              ---------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             ----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------------
(5)   Total fee paid:

| |   Fee paid previously with preliminary materials.

| |   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
-----------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:
-----------------------------------------------------------------------------
(3)   Filing Party:
-----------------------------------------------------------------------------
(4)   Date Filed:

                            KOREA EQUITY FUND, INC.
                    Two World Financial Center, Building B
                           New York, New York 10281

                              -------------------

                 NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
                                August 10, 2005

                              -------------------


TO THE SHAREHOLDERS OF
KOREA EQUITY FUND, INC.:

      Notice is hereby given that the 2005 Annual Meeting of Shareholders (the "Meeting") of Korea Equity Fund, Inc. (the "Fund") will be held at the offices of Nomura Securities International, Inc., Two World Financial Center, Building B, New York, New York, on Wednesday, August 10, 2005, at 9:00 A.M. for the following purposes:

      (1) To elect two Directors to serve as Class II Directors, each to serve for a term to expire in 2008; and

      (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

      The Fund understands that one shareholder has filed a definitive proxy statement in which it states its intention to solicit proxies for the following proposals: (i) the termination of the Management Agreement between the Fund and Nomura Asset Management U.S.A. Inc. and (ii) a recommendation that the Board of Directors of the Fund take all necessary steps to liquidate the Fund. The Board of Directors opposes these initiatives.

      The Board of Directors has fixed the close of business on July 1, 2005 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

      You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed GREEN proxy card and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                                            By Order of the Board of Directors

                                                       NEIL A. DANIELE
                                                          Secretary

New York, New York
Dated: July 7, 2005

The enclosed GREEN proxy card may be executed by holders of record as of the Record Date. You are urged to sign and date the enclosed GREEN proxy card and return it in the enclosed envelope whether or not you plan to attend the Meeting. PLEASE DISCARD ANY WHITE PROXY CARD YOU RECEIVE. Even if you have already sent in a white proxy card, please use the enclosed GREEN PROXY CARD to vote for management's nominees and against the shareholder proposals. YOUR LAST DATED PROXY IS THE ONLY ONE THAT COUNTS.

                     [This Page intentionally left blank]

                                PROXY STATEMENT


                            KOREA EQUITY FUND, INC.
                    Two World Financial Center, Building B
                           New York, New York 10281



                              -------------------

                      2005 ANNUAL MEETING OF SHAREHOLDERS
                                August 10, 2005

                              -------------------


                                 INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Korea Equity Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the 2005 Annual Meeting of Shareholders of the Fund (the "Meeting") to be held at the offices of Nomura Securities International, Inc., Two World Financial Center, Building B, New York, New York, on Wednesday, August 10, 2005, at 9:00 A.M. The approximate mailing date of this Proxy Statement is July 8, 2005.

      All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR the election of two Class II Directors (Proposal 1), and AGAINST any shareholder proposal to terminate the Management Agreement between the Fund and Nomura Asset Management U.S.A. Inc. ("NAM-U.S.A.") or to recommend that the Board of Directors of the Fund take all necessary steps to liquidate the Fund.

      Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at the Fund's address indicated above, by submitting a subsequently executed proxy or by voting in person at the Meeting.

      Only shareholders can attend the Meeting and any adjournment or postponement thereof. To gain admittance, if you are a shareholder of record, you must bring a form of personal identification to the Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the Meeting, you should bring a recent brokerage statement showing your ownership of the shares, as well as a form of personal identification.

      The Board of Directors has fixed the close of business on July 1, 2005, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Shareholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of July 1, 2005, the Fund had outstanding 8,409,000 shares of Common Stock, par value $0.10 per share.

      The Board of Directors of the Fund knows of no business other than the election of two Class II Directors and the two proposals of one shareholder discussed below. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

      The Fund sends annual and semi-annual reports to shareholders. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual report succeeding such annual report, if any, to shareholders upon request to the Fund at Two World Financial Center, Building B, New York, New York 10281 (or call 1-800-833-0018).


                       PROPOSAL 1. ELECTION OF DIRECTORS

      The Fund's Board of Directors is divided into three classes of Directors serving staggered three-year terms and until their successors are elected and qualify. The term of office for Directors in Class I expires at the Annual Meeting of Shareholders to be held in 2007, Class II at the Meeting and Class III at the Annual Meeting of Shareholders to be held in 2006. Each year the term of office of one class will expire. Each of the two Class II Director nominees proposed in this Proxy Statement for election to the Board of Directors is currently a Director of the Fund. The balance of the current Directors consists of two Class I Directors and two Class III Directors, none of whom is a nominee for election at the Meeting and all of whom will continue in office after the Meeting.

      Should any vacancy occur on the Board of Directors, the remaining Directors would be able to fill such vacancy by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum. Any Director elected by the Board to fill a vacancy would hold office until the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualified. If the size of the Board is increased, additional Directors will be apportioned among the three classes to make all classes as nearly equal as possible.


NOMINEES PROPOSED FOR ELECTION

      Messrs. Chor Weng Tan and Hiroshi Terasaki have been nominated to serve as Class II Directors for a three-year term to expire at the Annual Meeting of Shareholders to be held in 2008 and until their successors are duly elected and qualified. The nominees have indicated an intention to serve if elected and have consented to be named in this Proxy Statement.

      Unless authority is withheld in the proxy or properly revoked, it is the intention of the persons named in the accompanying form of proxy to vote each proxy for the election of the following Class II Director nominees: Chor Weng Tan and Hiroshi Terasaki.

      The Board of Directors knows of no reason why either of the Class II Director nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nom-inee(s) as the Board of Directors may recommend. Mr. Tan is not an "interested person" of the Fund within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). It is currently expected that any such substitute nominee for Mr. Tan will not be an "interested person." Mr. Terasaki is an "interested person" of the Fund within the meaning of the Investment Company Act as a result of his service with Nomura Asset Management Co., Ltd. ("NAM") and its affiliates.

      The following tables contain information about the nominees for election as Class II Directors and about Directors whose terms will continue after the Meeting. Each Director has served as a Director of the Fund since the Fund's inception in December 1993, except for Mr. Terasaki, who was elected to fill a vacancy on the Board effective June 20, 2005 and Dr. Grollman, who was elected to the Board to fill a vacancy on the Board effective January 1, 2004.

Interested Director

      Biographical and other information relating to the Class II Director nominee who is an "interested person," as defined in the Investment Company Act, of the Fund is set out below.



                                                                                                                        Other
                                                 Term of                                            Number of           Public
                                Position(s)     Office and                                         Funds in the     Directorships
                                 Held with      Length of          Principal Occupation(s)         Fund Complex      Held by the
    Name, Address and Age*        the Fund     Time Served*        During Past Five Years          Overseen***         Director
------------------------------ ------------- --------------- ---------------------------------- ----------------- -----------------

                  Class II (Nominee for a Term Expiring at the Annual Meeting of Shareholders to be held in 2008)

Hiroshi Terasaki (49)**        Class II      Director        Managing Director and Chief        2 registered      None
c/o Nomura Asset               Director      since June      Executive Officer, Nomura Asset    investment
Management U.S.A. Inc.                       2005            Management U.K. Limited from       companies
Two World Financial                                          2003 to 2005; General Manager,     consisting of 2
Center, Building B                                           Fixed Income Investment Depart-    portfolios
New York                                                     ment of NAM from 2000 to 2003.
New York 10281


----------------
  * Mr. Terasaki, if elected, will serve as a Class II Director for a three-year term expiring at the Annual Meeting of Shareholders to be held in 2008 and until his successor is elected and qualified or until his earlier resignation or removal.
 ** Mr. Terasaki is an "interested person," as defined in the Investment Company Act, of the Fund based on his positions with NAM and its affiliates. Mr. Terasaki is a director of Japan Smaller Capitalization Fund, Inc. for which NAM-U.S.A. acts as manager and for which NAM acts as investment adviser.
*** In addition to the Fund, the "Fund Complex" includes Japan Smaller Capitalization Fund, Inc.

Non-Interested Director

      Biographical and other information relating to the Class II Director nominee who is not an "interested person," as defined in the Investment Company Act, of the Fund is set out below.



                                                                                                                        Other
                                                 Term of                                            Number of           Public
                                Position(s)     Office and                                         Funds in the     Directorships
                                 Held with      Length of          Principal Occupation(s)         Fund Complex      Held by the
     Name, Address and Age*       the Fund     Time Served         During Past Five Years          Overseen***         Director
------------------------------ ------------- --------------- ---------------------------------- ----------------- -----------------

                  Class II (Nominee for a Term Expiring at the Annual Meeting of Shareholders to be held in 2008)

Chor Weng Tan (69)**           Class II      Director        Retired since 2004; Managing       2 registered      None
76 Echo Bay Drive              Director      since 1993      Director for Education, The        investment
New Rochelle                                                 American Society of Mechanical     companies
New York 10805                                               Engineers from 1991 to 2004.       consisting of 2
                                                                                                portfolios


----------------
  * Mr. Tan, if elected, will serve as a Class II Director for a three-year term expiring at the Annual Meeting of Shareholders to be held in 2008 and until his successor is elected and qualified or until his earlier resignation or removal.

 ** Mr. Tan is also a director of Japan Smaller Capitalization Fund, Inc. for which NAM-U.S.A. acts as manager and NAM acts as investment adviser, and is a member of the Audit and Nominating Committees of Japan Smaller Capitalization Fund, Inc. and a member of the Audit and Nominating Committees of the Fund.

*** In addition to the Fund, the "Fund Complex" includes Japan Smaller Capitalization Fund, Inc.

INFORMATION REGARDING OTHER DIRECTORS

Class I Directors

Non-Interested Directors

      Each of the Class I Directors is not an "interested person," as defined in the Investment Company Act, of the Fund. Biographical and other information relating to the Class I Directors is set out below.



                                                                                                                        Other
                                                 Term of                                            Number of           Public
                                Position(s)     Office and                                         Funds in the     Directorships
                                 Held with      Length of          Principal Occupation(s)         Fund Complex      Held by the
    Name, Address and Age*        the Fund     Time Served*        During Past Five Years          Overseen***         Director
------------------------------ ------------- --------------- ---------------------------------- ----------------- -----------------

                   Class I (Nominee for a Term Expiring at the Annual Meeting of Shareholders to be held in 2007)

William G. Barker, Jr.**       Class I       Director        Retired.                           2 registered      None
(72)                           Director      since 1993                                         investment
111 Parsonage Road                                                                              companies
Greenwich                                                                                       consisting of 2
Connecticut 06830                                                                               portfolios

John F. Wallace (76)**         Class I       Director        Retired since 2000; Vice           2 registered      None
17 Rhoda Street                Director      since 1993      President of the Fund from 1997    investment
West Hempstead                                               to 2000 and Secretary and          companies
New York 11552                                               Treasurer of the Fund from 1993    consisting of 2
                                                             to 1997; Senior Vice President     portfolios
                                                             of NAM-U.S.A. from 1981 to
                                                             2000, Secretary from
                                                             1976 to 2000, Treasurer from
                                                             1984 to 2000 and Director from
                                                             1986 to 2000.


----------------
  * Each Class I Director serves for a three year term expiring at the Annual Meeting of Shareholders to be held in 2007 and until his successor is elected and qualified or until his earlier resignation or removal.
 ** Each Class I Director is also a director of Japan Smaller Capitalization Fund, Inc. for which NAM-U.S.A. acts as manager and NAM acts as investment adviser, and is a member of the Audit and Nominating Committees of Japan Smaller Capitalization Fund, Inc. and a member of the Audit and Nominating Committees of the Fund.
*** In addition to the Fund, the "Fund Complex" includes Japan Smaller Capitalization Fund, Inc.

Class III Directors

Non-Interested Directors

      Each of the Class III Directors is not an "interested person," as defined in the Investment Company Act, of the Fund. Biographical and other information relating to the Class III Directors is set out below.



                                                                                                                        Other
                                                 Term of                                            Number of           Public
                                Position(s)     Office and                                         Funds in the     Directorships
                                 Held with      Length of          Principal Occupation(s)         Fund Complex      Held by the
    Name, Address and Age*        the Fund     Time Served         During Past Five Years          Overseen***         Director
------------------------------ ------------- --------------- ---------------------------------- ----------------- -----------------

                         Class III (Term Expiring at the Annual Meeting of Shareholders to be held in 2006)

Arthur R. Taylor (69)**        Class III     Director        Retired since 2002; President of   2 registered      None
3731 Devonshire Street         Director      since 1993      Muhlenberg College from 1992 to    investment
Allentown                                                    2002.                              companies
Pennsylvania 18103                                                                              consisting of 2
                                                                                                portfolios

William K. Grollman            Class III     Director        President and co-founder since     2 registered      SmartPros
(63)**                         Director      since           1981 and director of SmartPros     investment        Ltd.
SmartPros Ltd.                               January         Ltd. (continuing education for     companies
12 Skyline Drive                             2004            the professions), listed on        consisting of 2
Hawthorne                                                    American Stock Exchange; former    portfolios
New York 10532                                               Partner and National Director
                                                             of BDO Seidman accounting firm.


---------
  * Each Class III Director serves for a three year term expiring at the Annual Meeting of Shareholders to be held in 2006 and until his successor is elected and qualified or until his earlier resignation or removal.
 ** Each Class III Director is also a director of Japan Smaller Capitalization Fund, Inc. for which NAM-U.S.A. acts as manager and NAM acts as investment adviser, and each is a member of the Audit and Nominating Committees of Japan Smaller Capitalization Fund, Inc. and a member of the Audit and Nominating Committees of the Fund.
*** In addition to the Fund, the "Fund Complex" includes Japan Smaller Capitalization Fund, Inc.
      Committees and Directors' Meetings. The Board of Directors has a standing Audit Committee and a standing Nominating Committee, each of which consists of the Directors who are not "interested persons" of the Fund within the meaning of the Investment Company Act and are "independent" as defined in the New York Stock Exchange listing standards. Currently, Messrs. Barker, Grollman, Tan, Taylor and Wallace are members of these Committees. The principal responsibilities of the Audit Committee and the Nominating Committee are described below. The Fund has no standing Compensation Committee. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

      During the fiscal year ended October 31, 2004, the Board of Directors held seven meetings, the Audit Committee held five meetings and the Nominating Committee held one meeting. Each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the fiscal year and, if a member, of the aggregate number of meetings of the Audit and Nominating Committees held during the period for which he served.

      Report of the Audit Committee. The following is a report by the Fund's Audit Committee regarding the responsibilities and functions of the Audit Committee.

      Pursuant to the Audit Committee Charter adopted by the Fund's Board of Directors on August 6, 2003, the Audit Committee's principal responsibilities are to: (i) select and oversee the Fund's independent accountants; (ii) review with the independent accountants the scope, performance and anticipated cost of their audit; (iii) discuss with the independent accountants certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent accountants, or any other results of any audit; (iv) ensure that the independent accountants submit on a periodic basis a formal written statement as to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent accountants and recommend that the Board take appropriate action in response to this statement to satisfy itself of the independent accountants' independence; and (v) consider the comments of the independent accountants and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. A copy of the Audit Committee Charter was attached as Exhibit I to the Fund's 2004 Proxy Statement.

      The Audit Committee has received written disclosures and the letter required by Independence Standards Board Standard No. 1 from Ernst & Young LLP ("Ernst &Young"), the Fund's independent accountants, and discussed with Ernst & Young certain matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining the independence of those accountants. At its meeting held December 16, 2004, the Audit Committee reviewed and discussed the audit of the Fund's financial statements with Fund management and Ernst & Young. The Audit Committee discussed with Ernst & Young their independence and considered whether the provision of services by Ernst & Young to the Fund and to NAM-U.S.A. and its affiliates was compatible with maintaining Ernst & Young's independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Fund's audited financial statements be included in the Fund's 2004 Annual Report to shareholders for the fiscal year ended October 31, 2004.

      The Audit Committee's Charter for the Fund requires the Audit Committee
(a) to pre-approve all auditing services to be provided to the Fund by the Fund's independent accountants; (b) to pre-approve all non-audit services, including tax services, to be provided to the Fund by the Fund's independent accountants in accordance with the Securities Exchange Act of 1934, as amended (the "1934 Act"); provided, however, that the pre-approval requirement with respect to the provision of non-audit services to the Fund by the Fund's independent accountants may be waived by the Audit Committee under the circumstances described in the 1934 Act and (c) to pre-approve non-audit services to be provided to the Fund's investment adviser (and any entity controlling, controlled by or under common control with the investment adviser that provides ongoing services to the Fund) if the engagement relates directly to the operations and financial reporting of the Fund.

                                       Submitted by the Audit Committee of the
                                       Board of Directors of the Fund

                                       William G. Barker, Jr.
                                       William K. Grollman
                                       Chor Weng Tan
                                       Arthur R. Taylor
                                       John F. Wallace

      Nominating Committee; Consideration of Potential Director Nominees. The principal purpose of the Nominating Committee is to select and nominate the independent (i.e., non-interested) Directors of the Fund. It evaluates candidates' qualifications for Board membership and, with respect to nominees for positions as independent directors, their independence from the Fund's manager and its affiliates and other principal service providers. The Committee periodically reviews director compensation and will recommend any appropriate changes to the Board as a group. This Committee also reviews and may make recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the management of the Fund.

      The Nominating Committee will consider potential director candidates recommended by Fund shareholders provided that the proposed candidates satisfy the director qualification requirements provided in the Nominating Committee's Charter; are not "interested persons" of the Fund or the Fund's investment adviser within the meaning of the Investment Company Act; and are "independent" as defined in the New York Stock Exchange listing standards. The Committee has determined that potential director candidates recommended by Fund shareholders must satisfy the Securities and Exchange Commission's ("SEC") nominee requirements found in Regulation 14A of the 1934 Act. A copy of the Nominating Committee Charter was attached as Exhibit II to the Fund's 2004 Proxy Statement.

      Shareholders recommending potential director candidates must substantiate compliance with these requirements at the time of submitting their proposed director candidate to the attention of the Fund's Secretary. Notice to the Fund's Secretary should be provided in accordance with the deadline specified in the Fund's Bylaws and include the information required by the Fund's Bylaws.

      The Nominating Committee identifies prospective candidates from any reasonable source and has the ability to engage third-party services for the identification and evaluation of potential nominees. Generally, the Committee meets annually to identify and evaluate nominees for Director and make its recommendations to the Board. The Committee may meet more frequently if vacancies on the Board occur during a given year. In identifying and evaluating a potential nominee to serve as an independent Director of the Fund, the Nominating Committee will consider, among other factors: (i) whether the individual has any material relationships that could create any appearance of impropriety with respect to or a lack of independence from NAM-U.S.A. or any of its affiliates; (ii) whether the individual has the integrity, independence of mind and personal qualities to fulfill the fiduciary duties of an independent Director of the Fund and to protect the interests of Fund shareholders; (iii) the individual's corporate or other business experience in significant positions which demonstrate sound business judgment; (iv) whether the individual has financial and accounting experience; (v) the individ-ual's ability to attend at least four regular meetings a year and (vi) whether the individual can add to the balance of experience of the present independent Directors. The standard of the Nominating Committee is to treat all equally qualified nominees in the same manner.

      No nominee recommendations have been received from shareholders. The Nominating Committee may modify its policies and procedures for director nominees and recommendations from time to time in response to changes in the Fund's needs and circumstances, and as applicable legal or listing standards change.

      Communications with the Board of Directors. Shareholders may send written communications to the Fund's Board of Directors or to an individual Director by mailing such correspondence to the Secretary of the Fund (addressed to Two World Financial Center, Building B, New York, New York 10281). Such communications must be signed by the shareholder and identify the class and number of shares held by the shareholder. Properly submitted shareholder communications will, as appropriate, be forwarded to the entire Board or to the individual Director. Any shareholder proposal submitted pursuant to Rule 14a-8 under the 1934 Act, must con-tinue to meet all the requirements of Rule 14a-8. See "Additional Information -- Proposals of Shareholders" below.

      Director Attendance at Shareholder Meetings. The Fund has no formal policy regarding director attendance at shareholder meetings. Each member of the Board of Directors then in office was present at the Fund's 2004 annual meeting of shareholders.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the 1934 Act requires the officers and directors of the Fund and persons who own more than 10% of a registered class of the Fund's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, the New York Stock Exchange and the Boston Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Fund with copies of all Forms 3, 4 and 5 that they file.

      Based solely on the Fund's review of the copies of such forms, and amendments thereto, furnished to it during or with respect to its most recent fiscal year, and written representations from certain reporting persons that they were not required to file Form 5 with respect to the most recent fiscal year, the Fund believes that all of its officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the 1934 Act due to the requirements of Section 30 of the Investment Company Act (i.e., any advisory board member, investment adviser or affiliated person of the Fund's investment adviser), have complied with all filing requirements applicable to them with respect to transactions during the Fund's most recent fiscal year.

      Interested Persons. The Fund currently treats one Class II Director nominee, Mr. Terasaki, as an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act based on his positions with NAM and its affiliates.

      Compensation of Directors. NAM-U.S.A. pays all compensation of all Directors of the Fund who are affiliated with NAM-U.S.A. or any of its affiliates. The Fund pays to each Director not affiliated with NAM-U.S.A. or any of its affiliates an annual fee of $5,000 plus $500 per Board or committee meeting attended, together with such Director's actual out-of-pocket expenses relating to attendance at meetings. Mr. Barker, who has been designated by the Directors not affiliated with the Fund to serve as Lead Director, is paid an additional $5,000, effective June 2005. Such fees and expenses aggregated $61,965 for the fiscal year ended October 31, 2004.

      The following table sets forth for the periods indicated compensation paid by the Fund to its Directors and the aggregate compensation paid to the Directors by all U.S. registered investment companies managed by NAM-U.S.A. or advised by NAM:


                                          Aggregate                Pension or Retirement             Aggregate Compensation from
                                         Compensation            Benefit Accrued as Part of              Fund Complex Paid to
                                        from Fund For              Fund Expenses for its                 Directors During the
                                    its Fiscal Year Ended            Fiscal Year Ended                   Calendar Year Ended
       Name of Director               October 31, 2004               October 31, 2004                    December 31, 2004*
       -----------------              -----------------              -----------------                   ------------------
William G. Barker, Jr. ........            $13,000                          None                               $30,500
William K. Grollman** .........             11,000                          None                                29,500
Chor Weng Tan .................             13,000                          None                                30,500
Arthur R. Taylor ..............             12,500                          None                                29,000
Hiroshi Terasaki*** ...........               --                            None                                  --
John F. Wallace ...............             12,500                          None                                30,500


---------
  * In addition to the Fund, the "Fund Complex" includes Japan Smaller Capitalization Fund, Inc. Because the funds in the Fund Complex do not share a common fiscal year, the information relating to compensation from the Fund Complex paid to the Directors is provided as of December 31, 2004.
 **   Dr. Grollman was appointed a Director of the Fund effective January 1,
      2004.
 ***  Mr. Terasaki was appointed a Director of the Fund effective June 20,
      2005.

      Officers of the Fund. Officers of the Fund are elected and appointed by the Directors and hold office until they resign, are removed or are otherwise disqualified to serve. Certain biographical and other information relating to the officers of the Fund is set out below:


    Name, Address* and         Position(s) Held        Term of Office** and                   Principal Occupation(s)
      Age of Officers           with the Fund         Length of Time Served                   During Past Five Years
      ---------------           -------------         ---------------------                   ----------------------

Yasushi Suzuki (51)         President              President since 2003         President of the Fund since May 2003; President
                                                                                and Director of NAM-U.S.A. since May 2003;
                                                                                Management Executive of NAM from 1999 to
                                                                                April 2003.

Kenneth L. Munt (58)        Vice President         Vice President since 2001    Senior Vice President and Secretary of NAM-
                                                                                U.S.A. since 1999.

Keiko Tani (42)             Vice President         Vice President since 2005    Senior Vice President and General Counsel of
                                                                                NAM-U.S.A. since 2005; Leader, Legal Team,
                                                                                Product Documentation & Legal Department of NAM
                                                                                from 2003 to 2005, General Manager of Legal
                                                                                Department from 1999 to 2003.

Rita Chopra-Brathwaite      Treasurer              Treasurer since 2002         Vice President of NAM-U.S.A. since 2001; Assis-
(36)                                                                            tant Vice President of NAM-U.S.A. from 1999 to
                                                                                2000.

Neil Daniele (44)           Secretary              Secretary since 2002         Senior Vice President of NAM-U.S.A. Inc. since
                                                                                2002; Vice President and Compliance Officer of
                                                                                Munich Re Capital Management Corp. (asset man
                                                                                agement firm) from 2001 to 2002; Vice President
                                                                                of AIG Global Investment Group, Inc. (asset man
                                                                                agement firm) from 2000 to 2001; Compliance
                                                                                Officer of AIG Global Investment Corp. from 1996
                                                                                to 2000.


---------------
 * The address of each officer listed above is Two World Financial Center, Building B, New York, New York 10281.

**    Elected by and serves at the pleasure of the Board of Directors.

      Stock Ownership. Information relating to the share ownership by each Director nominee and each current Director at June 15, 2005 is set out below:



                                                                                                    Aggregate Dollar Range of
                                          Shares of Common          Aggregate Dollar Range        Securities in All Registered
        Name of Director Nominee/         Stock of the Fund          of Equity Securities           Funds in the Fund Complex
           Current Directors             Beneficially Owned              in the Fund              Overseen by Director Nominee
           -----------------             ------------------              -----------              ----------------------------

Nominees
   Chor Weng Tan...................             2,500                   $10,001-$50,000                  $10,001-$50,000
   Hiroshi Terasaki ...............              -0-                         None                             None

Current Directors
   William G. Barker, Jr...........              -0-                         None                             None
   William K. Grollman ............              -0-                         None                             None
   Arthur R. Taylor ...............              -0-                         None                             None
   John F. Wallace.................             1,000                     $1-$10,000                     $10,001-$50,000


      As of June 15, 2005, the Directors and officers of the Fund as a group (eleven persons) owned an aggregate of less than 1% of the outstanding shares of the Fund. At such date, all of the officers of the Fund as a group (five persons) owned an aggregate of less than 1% of the outstanding shares of Nomura Holdings, Inc., the parent company of each of NAM-U.S.A., NAM, Nomura Asset Management Hong Kong Limited ("NAM-Hong Kong") and Nomura Asset Management Singapore Limited ("NAM-Singapore").


                     CONSIDERATION OF SHAREHOLDER PROPOSAL
                     TO TERMINATE THE MANAGEMENT AGREEMENT
                       BETWEEN THE FUND AND NOMURA ASSET
                            MANAGEMENT U.S.A. INC.

Shareholder Proposal

      The Fund understands that one shareholder intends to solicit proxies for a proposal to terminate the Management Agreement between the Fund and Nomura Asset Management U.S.A. Inc. ("NAM-U.S.A.").


Directors' Response to the Shareholder Proposal

      The Fund's Directors unanimously oppose, and strongly urge you to vote AGAINST, the shareholder proposal to terminate the Management Agreement between the Fund and NAM-U.S.A. The Directors believe that the Fund is a viable long-term investment vehicle. The Directors further believe that the Fund has had strong performance under NAM-U.S.A. and NAM. The Directors believe that the skill and experience of NAM-U.S.A. and NAM should be retained and strongly oppose the shareholder proposal to terminate the arrangements. NAM is a global financial services firm and, together with its advisory affiliates, has assets under management of approximately $146 billion as of March 31, 2005. NAM specializes in managing investments in Asian securities and has acted as investment adviser to the Fund since the Fund's inception in 1993.

      Pursuant to the terms of the Fund's Management Agreement with NAM-U.S.A., NAM-U.S.A. has delegated (with the prior authorization of the Fund's Board of Directors) investment advisory responsibilities for the Fund's portfolio to NAM, and NAM has delegated (with the prior authorization of the Fund's Board of Directors) this investment advisory discretion to separate subsidiaries of NAM. This shareholder proposal would terminate the Management Agreement between the Fund and NAM-U.S.A. If that agreement is terminated, the investment advisory agreement and the sub-advisory agreements between NAM and NAM-Singa-pore and NAM and NAM-Hong Kong will terminate automatically.


Independent Directors' Deliberations

      The independent Directors have held numerous meetings among themselves as well as with NAM-U.S.A. and NAM, and have had extensive discussions with their counsel, as part of their review of the Fund and its management arrangements. In the course of their deliberations, the independent Directors considered fundamental alternatives regarding the Fund. In particular, the independent Directors requested and reviewed information they deemed relevant to the concerns expressed by the proposing shareholder, and considered, among other things, whether it would be in the best interest of the Fund and its shareholders to liquidate and dissolve the Fund, to change the structure of the Fund to an open-end fund, to convert the Fund to an interval fund making periodic repurchases, to conduct a partial tender offer or to replace the Fund's current management and/or investment advisory arrangements. The independent Directors and NAM also considered the long-term investment potential of the Fund's investments in Korean equity securities and the likelihood that such investment potential could be reached by NAM or another investment adviser. After completing their review, the independent Directors have concluded that, in their judgment:

      o the Fund is a viable long-term investment vehicle for Korean equity securities; and

      o it is in the best interest of the Fund and its shareholders, under the circumstances and considering the independent Directors' review discussed above, that the Fund continue to operate under its current management and investment advisory arrangements as a stand alone closed-end fund.

      The independent Directors considered numerous factors in making their determinations, including, in particular:

      1.    The Fund's Investment Performance

            The Fund's Board of Directors regularly reviews the Fund's investment performance and holds discussions with NAM and the portfolio managers for the Fund. Although the Korean equity securities markets continue to be volatile, NAM, based on recommendations by the Board of Directors and its own internal review, has improved the Fund's investment performance over the past several years, and introduced a new expanded portfolio management team. For the two-year period ended May 31, 2005, the Fund's net asset value and stock price increased 79.0% and 87.2%, respectively.

            The graph below shows the performance of a hypothetical $10,000 investment in the Fund's shares for the five-year period ended May 31, 2005. The graph reflects the change in net asset value (NAV) (assuming an investment at the Fund's NAV on June 1, 2000) and the change in market value (the price on the New York Stock Exchange) assuming a $10,000 investment in shares of the Fund based on their market value on June 1, 2000 (when the Fund's shares traded at a discount of 33.0% from NAV). The Fund's stock price and NAV performance are compared to the performance of the KOSPI (the Korea Composite Stock Price Index) during the same five-year period. The KOSPI is a composite index, calculated on a market value method, that is the major measure of changes in market value of stocks listed on the Korea Stock Exchange and against which the Fund's performance is measured. Since the KOSPI is an index of stock prices, its performance is not affected by the types of operating expenses that are incurred by an investment fund and reflected in the Fund's performance shown below.

          Performance Comparison of a Hypothetical $10,000 Investment


            In this space there appears a line graph titled "Performance Comparison of a Hypothetical $10,000 Investment. The vertical axis of the graph plots amounts in dollars ranging from $0 to $25,000. The horizontal axis of the graph plots dates from September 2000 to May 2005. There are three lines plotted on the graph. The first, in dots, is the KOSPI, the second, in dashes, is the KEF monthly NAV charge in US dollars and the third is the KEF monthly NYSE charge in US dollars. The exact points as plotted appear below.

      Korea Equity Fund, Inc.
      Monthly Performance
      NAV per share after initial offering December 3, 1993:  11.6

       Period          KOSPI          NAV Change (USD)        NYSE Change (USD)
      ---------     -----------       ----------------        -----------------
      Beginning     $ 10,000.00         $ 10,000.00              $ 10,000.00
      Jun-00        $ 11,365.85         $ 11,275.30              $ 11,320.75
      Jul-00        $  9,755.20         $  9,595.13              $ 11,132.07
      Aug-00        $  9,600.45         $  9,453.43              $ 10,754.71
      Sep-00        $  8,486.12         $  8,421.04              $  9,433.96
      Oct-00        $  6,979.84         $  7,125.50              $  7,924.53
      Nov-00        $  6,465.28         $  6,447.73              $  7,547.17
      Dec-00        $  6,218.73         $  6,336.03              $  7,358.49
      Jan-01        $  7,586.94         $  7,712.54              $  9,449.06
      Feb-01        $  7,112.29         $  7,246.96              $  8,905.66
      Mar-01        $  6,066.78         $  6,214.57              $  7,557.35
      Apr-01        $  6,768.10         $  6,902.83              $  8,452.83
      May-01        $  7,391.89         $  7,327.93              $  8,845.28
      Jun-01        $  7,072.97         $  7,004.04              $  9,237.74
      Jul-01        $  6,438.66         $  6,497.97              $  8,090.57
      Aug-01        $  6,584.82         $  6,680.16              $  8,060.38
      Sep-01        $  5,693.50         $  5,789.47              $  7,154.72
      Oct-01        $  6,441.84         $  6,538.48              $  7,909.43
      Nov-01        $  7,849.38         $  7,955.47              $  9,841.51
      Dec-01        $  8,106.34         $  8,340.08              $ 10,113.21
      Jan-02        $  8,818.34         $  8,744.94              $ 10,988.68
      Feb-02        $  9,618.47         $  9,554.66              $ 11,803.77
      Mar-02        $ 10,449.26         $ 10,344.13              $ 12,981.13
      Apr-02        $ 10,090.41         $ 10,526.33              $ 13,313.20
      May-02        $ 10,154.46         $ 10,445.36              $ 13,313.20
      Jun-02        $  9,577.70         $ 10,040.49              $ 12,618.86
      Jul-02        $  9,791.39         $ 10,000.01              $ 12,377.35
      Aug-02        $  9,921.36         $  9,757.10              $ 12,407.54
      Sep-02        $  8,567.09         $  8,562.76              $ 11,109.42
      Oct-02        $  8,750.65         $  8,663.98              $ 11,260.37
      Nov-02        $  9,725.27         $  9,635.64              $ 12,347.16
      Dec-02        $  8,694.97         $  8,502.04              $ 10,928.30
      Jan-03        $  8,347.29         $  8,198.39              $ 10,656.60
      Feb-03        $  7,975.17         $  7,773.29              $  9,962.26
      Mar-03        $  7,064.65         $  7,024.30              $  9,720.75
      Apr-03        $  8,159.00         $  7,935.24              $ 10,475.47
      May-03        $  8,688.57         $  8,279.36              $ 10,807.54
      Jun-03        $  9,289.12         $  8,805.68              $ 11,833.96
      Jul-03        $ 10,002.95         $  9,534.43              $ 12,347.16
      Aug-03        $ 10,663.84         $ 10,323.91              $ 12,799.99
      Sep-03        $ 10,042.46         $  9,615.41              $ 12,075.46
      Oct-03        $ 10,936.05         $ 10,890.72              $ 14,037.73
      Nov-03        $ 10,957.02         $ 11,133.64              $ 13,796.22
      Dec-03        $ 11,247.63         $ 11,578.99              $ 15,033.96
      Jan-04        $ 12,013.27         $ 12,186.28              $ 16,181.13
      Feb-04        $ 12,481.09         $ 12,348.23              $ 16,241.50
      Mar-04        $ 12,761.20         $ 12,732.85              $ 16,392.45
      Apr-04        $ 12,218.55         $ 11,882.64              $ 15,728.29
      May-04        $ 11,513.57         $ 11,417.05              $ 14,913.21
      Jun-04        $ 11,302.13         $ 11,133.65              $ 14,400.00
      Jul-04        $ 10,449.89         $ 10,202.47              $ 12,981.14
      Aug-04        $ 11,594.49         $ 11,295.60              $ 14,792.46
      Sep-04        $ 12,052.95         $ 11,579.00              $ 16,392.46
      Oct-04        $ 12,382.71         $ 11,740.95              $ 16,120.75
      Nov-04        $ 13,918.10         $ 12,935.28              $ 17,509.43
      Dec-04        $ 14,297.94         $ 13,279.41              $ 18,566.03
      Jan-05        $ 15,095.06         $ 14,230.83              $ 20,075.47
      Feb-05        $ 16,792.85         $ 15,647.84              $ 22,188.67
      Mar-05        $ 15,805.82         $ 14,777.40              $ 20,075.47
      Apr-05        $ 15,191.00         $ 14,210.59              $ 19,683.01
      May-05        $ 15,998.11         $ 14,817.88              $ 20,226.40

            Source: NAM-U.S.A. and Bloomberg L.P. The KOSPI is calculated showing reinvestment of company dividends and without any investment expenses. During the period shown, the Korea Equity Fund, Inc. ("KEF") Monthly NAV is calculated net of expenses; there were no dividends reinvested.

            Set out below is additional information concerning the Fund's stock price and net asset value performance for the past five years.

Stock Price Performance

      The Fund's stock price outperformed the KOSPI for three of the past five years.




                                      ----------------------------------------------------------------
                                                               Year Ended May 31*
                                      ----------------------------------------------------------------
                                                                                     Over (Under)
                                                Fund**            KOSPI***           Performance
                --------------------------------------------------------------------------------------
                        2005                     35.6%              39.0%               -3.4%
                --------------------------------------------------------------------------------------
                        2004                     38.0%              32.5%               5.52%
                --------------------------------------------------------------------------------------
                        2003                    -18.8%             -18.2%               -0.6%
                --------------------------------------------------------------------------------------
                        2002                     50.5%              37.4%               13.1%
                --------------------------------------------------------------------------------------
                        2001                    -11.6%             -26.1%               14.5%
                --------------------------------------------------------------------------------------


---------
  *   Sources: NAM-U.S.A. and Bloomberg L.P.
 ** Based on New York Stock Exchange's closing market price, adjusted for reinvestment of income dividends and capital gain distributions. The Fund's stock price performance does not reflect sales commissions.
***   Korea Composite Stock Price Index in U.S. dollars.

Net Asset Value Performance

      The Fund's net asset value performance for the past five years is set out below.



                                      ----------------------------------------------------------------
                                                               Year Ended May 31*
                                      ----------------------------------------------------------------
                                                                                     Over (Under)
                                                Fund**            KOSPI***           Performance
                --------------------------------------------------------------------------------------
                        2005                     29.8%              39.0%               -9.2%
                --------------------------------------------------------------------------------------
                        2004                     37.9%              32.5%                5.4%
                --------------------------------------------------------------------------------------
                        2003                    -20.7%             -18.2%               -2.5%
                --------------------------------------------------------------------------------------
                        2002                     42.5%              37.4%                5.1%
                --------------------------------------------------------------------------------------
                        2001                    -26.7%             -26.1%               -0.6%
                --------------------------------------------------------------------------------------


---------
  *   Sources: NAM-U.S.A. and Bloomberg L.P.
 **   Korea Composite Stock Price Index in U.S. dollars.


      2.    Prospects for Investment in Korean Equity Securities

            The Fund provides one of a very limited number of U.S.-registered investment funds available to U.S. investors who wish to invest in a diversified portfolio of Korean equity securities. The Board of Directors and NAM recognize the potential volatility of the Korean securities market as well as unpredictable factors impacting such market, including Korea's political situation and its relationship with North Korea. However, the Board of Directors, including the independent Directors, and NAM believe that the Fund offers the opportunity for shareholders to realize long-term capital appreciation. After deliberation and consideration of the feasibility of various options, the independent Directors do not believe that it is in the best interest of the Fund and its shareholders for the Fund to liquidate and dissolve, change its structure to an open-end fund, convert to interval fund status, conduct a partial tender offer or change its current management and/or investment advisory arrangements.

            NAM has advised the Fund that it remains very positive regarding the Korean equity market in the medium to long term. NAM points to the following positive developments over the last several years:

            o The extremely strong financial position of the Korean government, reflecting both the accumulation of foreign reserves and a healthy current account surplus

            o The restructuring and emergence of strong global companies after the 1997 Asian financial crisis, many of which have brands that are becoming global household names (for example, Samsung mobile phones, LG refrigerators and Hyundai autos)

            o     Increased foreign fund flows to the Korean equity market

            o Security valuations that continue to remain attractive to investors, particularly in light of the potential earnings growth that may be achieved by Korean companies

            o The continued narrowing of the equity market valuation gap between Korea and other markets in region


      3.    Improvement in the Market Discount of the Fund's Shares

            The discount in the market price of the Fund's shares to its net asset value has declined significantly over the past five years. Shares of closed-end funds frequently trade at a discount from their net asset value, although the shares may also trade at a price in excess of net asset value per share. Since the Fund's inception in 1993, its shares have traded at a discount as large as 33% and at a premium in excess of 30%. The reduction in the discount to net asset value at which the Fund's shares have traded on the NYSE is illustrated by the graph below.


            In this space there appears a graph showing the discount of NAV to traded price. The vertical axis shows plots percentages from -35% to 0%, and the horizontal axis plots the months of April and October of each 2000, 2001, 2002, 2003 and 2004.

                                                Discount
                        Month End               from NAV
                        ---------               --------
                        May, 2000               -32.95%
                        Nov, 2000               -21.88%
                        May, 2001               -19.06%
                        Nov, 2001               -17.05%
                        May, 2002               -14.53%
                        Nov, 2002               -14.08%
                        May, 2003               -12.47%
                        Nov, 2003               -16.91%
                        May, 2004               -12.41%
                        Nov, 2004                -9.23%
                        May, 2005                -8.47%


            Source: Nomura Asset Management Co., Ltd. The graph is based on the month-end discounts for the five years shown in the graph.

      4.    The Fund's Capital Loss Carryforward

            The Fund had a capital loss carryforward of approximately $45 million as of October 31, 2004, which is available to offset future gains in the Fund's investment portfolio. Given the Fund's current assets of approximately $62 million, the carryforward can offset gains representing a substantial percentage of the Fund's entire portfolio. In the event of a liquidation and dissolution, the Fund's shareholders would lose the ability to use its capital loss carryforward. In addition, if the Fund merged into another fund with similar investment objectives and policies, the successor fund's ability to use the Fund's capital loss carryforward would be reduced. The Fund's Board of Directors and management believe that the tax-exempt institutional shareholder which is recommending dissolution of the Fund has a conflict of interest with shareholders that are subject to U.S. income taxes who can benefit from this carryforward.

      5.    Objectives of Future Growth and Reduction of Operating Expenses

            The Fund's Board of Directors, NAM-U.S.A. and NAM fully support growth of the Fund's assets. They believe growth will (i) position the Fund for future investment opportunities and (ii) work to reduce the Fund's overall per share expense ratio, which reflects in part the Fund's fixed expenses. Options, depending on market conditions, include a potential rights offering, among others. In terms of operating expenses, the Board of Directors has closely examined the significant increase in expenses during the past two years attributable to responding to shareholder proposals that the Board believes conflict with the Fund's long-term interests. Apart from these expenses, the Board of Directors believes that the Fund's operating expense structure is consistent with other investment companies and can be expected to decline as the Fund grows.

      If the Fund's current Management Agreement were to be terminated, the Fund's Board of Directors would consider all alternatives available under the circumstances.

      When you return the GREEN proxy card you will be voting AGAINST the above proposal to terminate the Management Agreement between the Fund and NAM-U.S.A., unless you appropriately mark your card otherwise.

      THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "AGAINST" THE ABOVE PROPOSAL.


                     CONSIDERATION OF SHAREHOLDER PROPOSAL
                        TO RECOMMEND THAT THE BOARD OF
     DIRECTORS OF THE FUND TAKE ALL NECESSARY STEPS TO LIQUIDATE THE FUND


Shareholder Proposal

      The Fund understands that one shareholder intends to solicit proxies for a proposal to recommend that the Board of Directors take all necessary steps to liquidate the Fund.


Directors' Response to the Shareholder Proposal

      The Fund's Directors unanimously oppose and strongly urge you to Vote AGAINST the shareholder proposal to recommend that the Board of Directors of the Fund take all necessary steps to liquidate the Fund. The Directors believe that the proposal is contrary to the best interests of the Fund. As discussed above, the Fund's Directors believe that the Fund continues to be a viable long-term investment vehicle and that it is not in the best interests of the Fund to liquidate. As discussed above, the Directors believe their view is supported by the following:

      o The Fund's improved investment performance over the past five years

      o NAM's view of the prospects for investment in Korean equity securities

      o The reduction in the market discount of the Fund's shares over the past five years

      o The Fund's capital loss carryforward, which would be lost to the shareholders if the Fund were to liquidate

      The Board of Directors strongly supports the continued operation of the Fund. As discussed above, both the Board of Directors and NAM would like to increase the Fund's assets to position it for future investments. Further, the Board is committed to reducing the Fund's operating expense ratio, which has increased significantly during the past two years as a result of the costs of responding to shareholder proposals that the Board believes are inconsistent with the Fund's long-term interests.

      When you return the GREEN proxy card you will be voting AGAINST the above proposal to liquidate the Fund, unless you appropriately mark your card otherwise.

      THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "AGAINST" THE ABOVE PROPOSAL.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The President and Fellows of Harvard College ("Harvard") have reported beneficial ownership of approximately 29.0% of the Fund's Common Stock as of March 21, 2005 in a filing made with the Securities and Exchange Commission ("SEC"). Harvard is located at 600 Atlantic Avenue, Boston, Massachusetts 02210. David Nierenberg and the D3 Family Funds, of which Mr. Nierenberg serves as the president of the general partner ("Nierenberg"), have reported beneficial ownership of approximately 6.9% of the Fund's Common Stock, in a filing made with the SEC on June 30, 2005. Nierenberg is located at 19605 N.E. 8th Street, Camas, Washington 98607. To the knowledge of the management of the Fund, Harvard and Nierenberg are the only beneficial owners of more than 5% of the Fund's outstanding shares. Based upon the filings described above, information concerning these two owners is as follows:


                                                    Shares of Common Stock           Percentage of the Fund's
                                                   of the Fund Beneficially         Common Stock Beneficially
Name of Beneficial Owner                                     Owned                            Owned
------------------------                                     -----                            -----
The President and Fellows of Harvard College               2,441,200                          29.0%*
David Nierenberg and the D3 Family Funds                     582,800                            6.9%


      The Nierenberg entities stated in the SEC filing cited above that they intend to support the continued independent existence of the Fund and do not intend to support the shareholder proposals to terminate the Fund's Management Agreement and to recommend the liquidation of the Fund.

                            ADDITIONAL INFORMATION


Expenses and Methods of Proxy Solicitation

      The expense of preparation, printing and mailing of the enclosed form of proxy, this Proxy Statement and the accompanying Notice of Meeting will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited in person or by telephone. The Fund has retained The Altman Group ("Altman"), a firm that specializes in proxy solicitation services, to assist in the solicitation of proxies for the Meeting for a fee of approximately $35,000, together with reimbursement of such firm's expenses. Altman is obligated to provide proxy solicitation services including, but not limited to, distribution of proxies to broker-dealers, telephonic communication with shareholders and broker-dealers, and monitoring of voting results.


Independent Accountants' Fees

      The SEC's auditor independence rules require the Fund's Audit Committee to pre-approve: (a) all audit and permissible non-audit services provided by the Fund's independent accountants directly to the Fund and (b) those permissible non-audit services provided by the Fund's independent accountants to NAM-U.S.A. and entities controlling, controlled by or under common control with NAM-U.S.A., if the services relate directly to the operations and financial reporting of the Fund.

      The following table sets forth the aggregate fees paid to Ernst & Young, independent accountants for the Fund, for the Fund's fiscal year ended October 31, 2004 for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to shareholders; (ii) financial information systems design and implementation services provided to the Fund, NAM-U.S.A. and entities controlling, controlled by or under common control with NAM-U.S.A. that provide services to the Fund; and (iii) all other non-audit services provided to the Fund, NAM-U.S.A. and entities controlling, controlled by or under common control with NAM-U.S.A. that provide services to the Fund. For the Fund's fiscal year ended October 31, 2004, the independent accountants did not render any other audit-related services to the Fund, except as described under clause (i) above. The Fund's Audit Committee has determined that the provision of non-audit services under clause (iii) is compatible with maintaining the independence of the independent accountants for the Fund.



                                                                              Financial
                                                                             Information
                             Audit Fees         Audit                    Systems Design and
                             Charged to        Related        Tax          Implementation         All Other
          Fund                the Fund          Fees          Fees              Fees                Fees*          Fiscal Year End
          -----               --------          ----          ----              ----                -----          ---------------
Korea Equity Fund, Inc.        $54,000         $9,000        $7,500             None               $8,000          October 31, 2004


---------
   * These fees relate to tax advisory services for NAM, NAM-U.S.A., NAM-Hong Kong and NAM-Singapore; audit and audit-related services for NAM-Hong Kong; and non-audit services for the Fund.

Voting Procedures and Revocation of Proxies

      If you wish to vote in accordance with the Directors' recommendations, you must submit the enclosed GREEN proxy card and must NOT subsequently submit any other proxy card. If you have already returned another proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GREEN proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING. PLEASE DO NOT RETURN THE WHITE PROXY CARD, EVEN TO VOTE AGAINST THE SHAREHOLDER PROPOSALS. DOING SO MAY HAVE THE EFFECT OF CANCELING OUT YOUR VOTE ON THE GREEN PROXY CARD.

      Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) submitting to us a later dated written revocation or duly executed proxy; or (ii) attending and voting at the Meeting in person (attendance at the Meeting will not in and of itself constitute a revocation).

      Shares of Common Stock represented by a valid, unrevoked GREEN proxy card will be voted as specified. Shares represented by a GREEN proxy card where no specification has been made will be voted:

      o     FOR each of the nominees for election to the Board of Directors;

      o AGAINST a proposal to terminate the Management Agreement between the Fund and Nomura Asset Management U.S.A. Inc.; and

      o AGAINST a proposal to recommend that the Board of Directors of the Fund take all necessary steps to liquidate the Fund.

      If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, only that institution can vote your shares. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instruction form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution.


Voting Requirements

      The holders of a majority of the shares of stock of the Fund entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. If, by the time scheduled for the Meeting, a quorum of the Fund's shareholders is not present, or if a quorum is present but sufficient votes to act upon the proposals are not received from the shareholders, the chairman of the meeting may propose one or more adjournments of the Meeting to permit further solicitation of proxies from shareholders. No additional notice will be provided to you in the event the Meeting is adjourned unless otherwise required by Maryland law.

      All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted FOR the election of two Class II Director nominees (Proposal 1) and AGAINST the share-holder proposal to terminate the management agreement between the Fund and NAM-U.S.A. Provided that a quorum has been established at the Meeting, approval of the election of two Class II Directors to the Board of Directors (Proposal 1) requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon, in person or by proxy. Approval of the shareholder proposal to terminate the Management Agreement between the Fund and NAM-U.S.A. requires the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act, which is the vote (a) of 67% or more of the shares of the Fund present at the meeting of the holders if more than 50% of the outstanding shares are present or represented by proxy, or (b) of more than 50% of the outstanding shares, whichever is less. Approval of any other routine matter which may properly come before the Meeting for consideration requires the affirmative vote of a majority of the votes cast.


Broker Non-Votes and Abstentions

      The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients, as well as the Japan Securities Settlement & Custody, Inc. ("JSSC") holding shares of the Fund on behalf of its beneficial shareholders, will request the instructions of such customers, clients and beneficial shareholders, on how to vote their shares on each proposal before the Meeting. The Fund understands that under the rules of the New York Stock Exchange, the Boston Stock Exchange and the Osaka Securities Exchange, broker-dealers and the JSSC may, without instructions from such customers, clients and beneficial shareholders, grant authority to the proxies designated by the Fund to vote on certain matters to be considered if no instructions have been received prior to the date specified in the broker-dealer firm's or the JSSC's request for voting instructions. Certain broker-dealer firms or the JSSC may exercise discretion over shares held in their name for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

      The shares as to which the proxies so designated are granted authority by broker-dealer firms and the JSSC to vote on the proposals to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote ("broker non-votes"), as well as the shares as to which proxies are returned by record shareholders but which are marked "abstain" on any proposal will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the same effect as a vote against the election of Director nominees and the shareholder proposals.


Other Matters

      As described in this Proxy Statement, the Fund is aware that a shareholder has filed a definitive proxy statement in which it states its intention to solicit proxies for the following proposals: (i) the termination of the Management Agreement between the Fund and Nomura Asset Management U.S.A. Inc. and (ii) a recommendation that the Board of Directors of the Fund take all necessary steps to liquidate the Fund.

      With regard to any other business matters that may properly come before the Meeting for consideration, it is the intention of the persons named in the enclosed proxy to use their discretionary voting authority and to vote in accordance with their best judgment.

Address of Manager, Investment Adviser and Investment Sub-Advisers

      The address of NAM-U.S.A. is Two World Financial Center, Building B, New York, New York 10281. The address of NAM is 1-12-1, Nihonbashi, Chuo-ku, Tokyo 103-8260, Japan. The address of Nomura Asset Management Hong Kong Limited is 30th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. The address of Nomura Asset Management Singapore Limited is 6 Battery Road, #40-02 Singapore 049909.


Proposals of Shareholders

      Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of the Fund, which is expected to be held in August 2006, must be received by the Fund for inclusion in its Proxy Statement and form of proxy relating to that meeting by March 10, 2006. The persons named as proxies in future proxy materials of the Fund may exercise discretionary authority with respect to any shareholder proposal presented at any subsequent shareholder meeting if written notice of such proposal has not been received by the Fund by April 12, 2006. Written proposals with regard to the Fund should be sent to the Secretary of the Fund, Two World Financial Center, Building B, New York, New York 10281.

      Shareholders wishing to present proposals at the next annual meeting of shareholders of the Fund that they do not wish to be included in the Fund's proxy statement and form of proxy, must send written notice of such proposals to the Secretary of the Fund, Two World Financial Center, Building B, New York, New York 10281, and such notice must be received by the Secretary no sooner than March 13, 2006 and no later than April 12, 2006 in the form prescribed from time to time in the Fund's Bylaws.


                                            By Order of the Board of Directors


                                                      Neil A. Daniele
                                                        Secretary
New York, New York
Dated: July 7, 2005

                  YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY
                          OR HOW FEW SHARES YOU OWN.


      Please sign, date and mail the GREEN proxy card below in the postage-paid envelope provided.

      Even if you have already voted a white proxy card, you can still vote support your board by signing and returning a later dated GREEN proxy card. Only your latest dated proxy card will count.

      If you have any question or need help voting your shares, please call our proxy solicitor, The Altman Group, toll free at (800) 317-8025.

























                          \/ FOLD AND DETACH HERE \/
------------------------------------------------------------------------------

/x/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE    KOREA EQUITY FUND, INC.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and AGAINST Proposals 2 and 3.


      Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL CLASS II DIRECTOR NOMINEES


1. Election of two Class II Directors                                                                            For All Nominees
   for a three-year term:                             For All Nominees                      Withhold                  Except
       Chor Weng Tan   Hiroshi Terasaki                      / /                               / /                      / /


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Nominees Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.

------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 2 AND 3.
2. A shareholder proposal to terminate the Management Agreement between the Fund and Nomura Asset Management U.S.A. Inc.
             / /  AGAINST          / /  FOR            / / ABSTAIN
3. A shareholder proposal to recommend that the Board of Directors of the Fund take all necessary steps to liquidate the Fund.
             / /  AGAINST          / /  FOR            / / ABSTAIN


4. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournments thereof.

                                   Date ________________, 2005

                                   Shareholder sign here _________________

                                   Co-owner sign here _____________________
                                   Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                          \/ FOLD AND DETACH HERE \/
------------------------------------------------------------------------------

                            KOREA EQUITY FUND, INC.
                    Two World Financial Center, Building B
                           New York, New York 10281

                                     PROXY

          This Proxy is Solicited on Behalf of the Board of Directors


      The undersigned hereby appoints Yasushi Suzuki and Neil A. Daniele as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the common stock of Korea Equity Fund, Inc. (the "Fund") held of record by the undersigned on July 1, 2005 at the Annual Meeting of the Shareholders of the Fund to be held on August 10, 2005, or any adjournment thereof.

                              -------------------
        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING
                             THE ENCLOSED ENVELOPE
                              -------------------


------------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?
------------------------------------------------------------------------------





------------------------------------------------------------------------------

KOSPI w/Gross Dividends Reinvested
$ 10,000.00
$ 11,365.85
$  9,755.20
$  9,600.45
$  8,486.12
$  6,979.84
$  6,465.28
$  6,218.73
$  7,586.94
$  7,112.29
$  6,066.78
$  6,768.10
$  7,391.89
$  7,072.97
$  6,438.66
$  6,584.82
$  5,693.50
$  6,441.84
$  7,849.38
$  8,106.34
$  8,818.34
$  9,618.47
$ 10,449.26
$ 10,090.41
$ 10,154.46
$  9,577.70
$  9,791.39
$  9,921.36
$  8,567.09
$  8,750.65
$  9,725.27
$  8,694.97
$  8,347.29
$  7,975.17
$  7,064.65
$  8,159.00
$  8,688.57
$  9,289.12
$ 10,002.95
$ 10,663.84
$ 10,042.46
$ 10,936.05
$ 10,957.02
$ 11,247.63
$ 12,013.27
$ 12,481.09
$ 12,761.20
$ 12,218.55
$ 11,513.57
$ 11,302.13
$ 10,449.89
$ 11,594.49
$ 12,052.95
$ 12,382.71
$ 13,918.10
$ 14,297.94
$ 15,095.06
$ 16,792.85
$ 15,805.82
$ 15,191.00
$ 15,998.11